SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 31, 2005

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Agreements

On October 31, 2005, Riverstone Networks, Inc. (“Registrant”) amended its employment agreement with Roger A. Barnes to reflect that his position and accompanying responsibilities have changed from Chief Financial Officer to Executive Vice President and Chief Strategy Officer. His agreement remains the same in all other respects.

On October 31, 2005, the Registrant amended its employment agreement with Michael Overby to reflect that he has been appointed interim Chief Financial Officer. His agreement remains the same in all other respects.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Departure of Principal Officer; (c) Appointment of New Principal Officer

On November 1, 2005, the Registrant announced that Roger A. Barnes has become the Registrant’s Executive Vice President and Chief Strategy Officer, effective immediately. Michael Overby, who has been the Registrant’s Vice President of Finance, has been appointed as interim Chief Financial Officer. This information was discussed in a press release dated November 1, 2005, attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(b)	Exhibits

99.1	Press release dated November 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2005

RIVERSTONE NETWORKS, INC.

/S/ NOAH D. MESEL
Name: Title:	Noah D. Mesel Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 1, 2005.